EXHIBIT 11.1

Abdi Sheikh-Ali, CPA, PLLC

450 Century Parkway, Suite 250	Tel. (972) 217-4646
Allen, Texas 75013	Fax. (972) 217-4645
www.abdisheikh.com	cpa@abdisheikh.com

Ms. Arden Anderson, Esq.

Crowdfunding Lawyers

1431 E. McKinney St. #130

Denton, Texas 76209

Ms. Arden:

We hereby consent to the inclusion in this Special Financial Report on Form 1-K of our report dated June 7, 2023 of ADPI Fund I, LLC relating to the audit of the financial statements as of December 31, 2022 and for the inception-to-date period then ended and the reference to our firm under the caption “Experts” in the Offering Statement.

Abdi Sheikh-Ali, CPA, PLLC

Allen, Texas

July 20, 2023